CONTRIBUTION AGREEMENT

                                     between

                           SUNRISE LEASING CORPORATION
                                 ("Contributor")

                                       and

                          SUNRISE FUNDING CORPORATION I
                                   ("Issuer")

                          Dated as of November 1, 1996






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                                Table of Contents

          Section               Heading                                    Page

Article 1                   Definitions                                     2
          Section 1.01.     Defined Terms                                   2

Article 2                  Acquisition of Lease Assets                      4
         Section 2.01.     Authorization and Issuance of Common
                            Stock by the Issuer                             4
         Section 2.02.     Lease Acquisition                                4
         Section 2.03.     Assumption of Indebtedness by the Issuer         4
         Section 2.04.     Delivery of Lease Contracts; Filing of
                            Financing Statements                            4
         Section 2.05.     Servicing of Lease Contracts and Equipment       5
         Section 2.06.     Review of Lease Contracts                        5

Article 3                  Representations and Warranties                   5
         Section 3.01.     Representations and Warranties of the
                            Contributor                                     5
         Section 3.02.     Representations and Warranties of the
                            Issuer                                         14
         Section 3.03.     Purchase or Substitution Required upon
                            Breach of Certain Representations
                              and Warranties                               15
         Section 3.04.     Requirements for Purchase or Substitution
                            of Lease Contracts                             16

Article 4                  Covenants                                       17
         Section 4.01.     Contributor Covenants                           17
         Section 4.02.     Issuer Covenants                                21
         Section 4.03.     Assignment of Lease Assets                      22

Article 5                  Conditions Precedent                            22
         Section 5.01.     Conditions to the Issuer's Obligations          22
         Section 5.02.     Conditions to the Contributor's Obligations     23
         Section 5.03.     Conditions to the Issuer's Subsequent
                            Obligations                                    24
         Section 5.04.     Conditions to the Contributor's Subsequent
                            Obligations                                    25

Article 6                  Term and Termination                            25
         Section 6.01.     Term                                            25
         Section 6.02.     Default by the Contributor                      25

Article 7                  Miscellaneous                                   26
         Section 7.01.     Amendments                                      26
         Section 7.02.     Governing Law                                   26
         Section 7.03.     Notices                                         26
         Section 7.04.     Separability Clause                             26
         Section 7.05.     Assignment                                      26
         Section 7.06.     Further Assurances                              26
         Section 7.07.     No Waivers; Cumulative Remedies                 27
         Section 7.08.     Binding Effect; Third Party Beneficiaries       27
         Section 7.09.     Set-Off                                         27
         Section 7.10.     Counterparts                                    27


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Annex A        --       Form of Supplemental for Substitute Lease Contracts
  Schedule I   --       Supplemental Lease Schedule for Substitute Lease
                         Contracts

Exhibit A      --       Form of Lease Contract

Exhibit B      --       Form of Lease Asset Assignment and Assumption Agreement
  Schedule I   --       Lease Schedule
  Schedule II  --       Schedule of Existing Indebtedness

Exhibit C      --       Form of Subsequent Lease Asset Assignment and Assumption
                         Agreement
  Schedule I   --       Lease Schedule
  Schedule II  --       Schedule of Existing Indebtedness

         This  Contribution  Agreement,  dated  as of  November  1,  1996  (this
"Agreement"), is entered into by and between Sunrise Leasing Corporation, a Minnesota corporation (herein, together with its permitted successors and assigns, the "Contributor"), and Sunrise Funding Corporation I, a Minnesota corporation (herein, together with its permitted successors and assigns, the "Issuer").

                              PRELIMINARY STATEMENT

         The Issuer has entered into an Indenture, dated as of November 1, 1996 (as amended and supplemented from time to time, the "Indenture"), with Norwest Bank Minnesota, National Association, as trustee (herein, together with its permitted successors and assigns, the "Trustee"), and the Contributor, as servicer (herein, in such role, together with its permitted successors and assigns, the "Servicer"), pursuant to which the Issuer intends to issue its Notes, as provided in the Indenture (the "Notes").

         In furtherance thereof, the Issuer and Contributor have entered into this Agreement to provide for, among other things, the acquisition by the Issuer of all of the right, title and interest in and to certain Lease Assets. The Issuer is, and from time to time will be, pledging to the Trustee the proceeds from the Lease Assets, and the Issuer will be granting to the Trustee a security interest in the Lease Assets, as security for the Notes. As a precondition to the effectiveness of this Agreement, the Issuer, the Servicer and the Trustee will enter into the Servicing Agreement, dated as of November 1, 1996 (as amended and supplemented from time to time, the "Servicing Agreement"), to provide for the administration and servicing of the Lease Assets. In connection with the issuance of the Notes and pursuant to this Agreement, the Contributor will contribute the Lease Assets to the Issuer. The initial contribution shall be effected by this Agreement and the Lease Asset Assignment between the Issuer and the Contributor, and the list of Lease Contracts so conveyed shall be listed on Schedule I to the Lease Asset Assignment. The subsequent contribution shall be effected by a Subsequent Lease Asset Assignment between the Issuer and the Contributor, and the Subsequent Lease Contracts so conveyed will be listed on
Schedule I to such Subsequent Lease Asset  Assignment.  On the Closing Date, the
Issuer will issue the Common Stock to the Contributor in accordance with the provisions set forth in this Agreement. As of the date thereof, the parties contemplate that the Issuer will not issue any additional shares of its common stock in connection with the conveyance of Subsequent Lease Contracts.

         In order to further secure the Notes, the Issuer will grant to the Trustee a security interest in, among other things, the Issuer's rights derived under this Agreement and the Servicing Agreement, and the Contributor agrees that all representations, warranties, covenants and agreements made by it in this Agreement with respect to the Lease Assets shall also be for the benefit and security of the Issuer and the Trustee and all holders from time to time of the Notes. In consideration for contribution and representations, warranties, covenants and other agreements under this Agreement by the Contributor, the Contributor will receive all of the Common Stock of the Issuer on the Closing Date.

                                    Article 1

                                   Definitions

         Section 1.01. Defined Terms. For purposes of this Agreement the following terms shall have the meanings specified herein. Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Indenture or the Purchase Agreement.

         "Common Stock" shall mean all of the issued and outstanding shares of Common Stock of the Issuer, which consists of 1,000 shares having a par value of $.01 per share.

         "Contributor Address" shall mean 5500 Wayzata Boulevard, Suite 725, Golden Valley, Minnesota 55416.

         "Electronic Ledgers" shall mean the electronic master records of all lease contracts of the Contributor, the Issuer or the Servicer similar to and including the Lease Contracts.

         "Eligible Lease Contract" shall mean a Lease Contract that satisfies the selection criteria set forth in Section 3.01(a) hereof, provided that with respect to any Substitute Lease Contract, any reference in such Section to related Cut-Off Date shall be deemed to refer to the date as of which such Substitute Lease Contract is conveyed to the Issuer in accordance with Section
3.04 hereof.

         "Existing Indebtedness" shall mean, with respect to the Lease Contracts, the indebtedness that the Contributor shall incur from time to time which relates to financing of the Lease Contracts and which shall be assumed by the Issuer on the related Closing Date, all as set forth in Schedule II to the related Lease Asset Assignment.

         "Indenture" shall mean the Indenture, dated as of November 1, 1996, by and among the Issuer, the Trustee and the Servicer.

         "Issuer Address" shall mean 5500 Wayzata Boulevard, Suite 725, Golden Valley, Minnesota 55416.

         "Lease Acquisition Consideration" shall mean, with respect to any Lease Contract, the Common Stock and the assumption by the Issuer of the Existing Indebtedness with respect to such Lease Contract, which shall be issued or assumed, as applicable, by the Issuer to the Contributor on the Closing Date or, with respect to the Subsequent Lease Contracts, assumed on the Subsequent Transfer Date.

         "Lease Asset Assignment" shall mean the Lease Asset Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit B, which shall be entered into in connection with the conveyance of Lease Assets from the Contributor to the Issuer on the Closing Date.

         "Lease Assets" shall mean all of the Contributor's right, title and interest in and to (a) the Contributor's rights and interests in Lease Contracts, the Lease Receivables, and the related Equipment, including the proceeds of the Lease Contracts, Lease Receivables and the related Equipment and all payments received on or with respect to the Lease Contracts, Lease Receivables and the related Equipment and due after the related Cut-Off Date,
(b) the Lease Contract Files, (c) all rights and interests of the Contributor under each Insurance Policy, if any, related to the Lease Contracts and Insurance Proceeds, (d) all rights and interests (but none of the obligations) of the Contributor under the Vendor Agreement, if any, with respect to each Lease Contract, (e) the Servicing Charges with respect to the Lease Contracts and (f) all income and proceeds of the foregoing or relating thereto pledged to the Trustee under the Indenture.

         "Lease Contract File" shall mean, with respect to each Lease Contract, the following documents:

                  (i) a copy of the Lease Contract;

                  (ii) evidence of insurance, if any, and any other documents evidencing or related to any Insurance Policy;

                  (iii) copies of such documents, if any, that the Contributor keeps on file in accordance with its customary procedures relating to an individual Lease Contract, the related Equipment or a Customer;

                  (iv) evidence that the Customer received the related Equipment and that the related Equipment was in good working order and acceptable to the Customer at the time of receipt by the Customer; and

                  (v) a copy, if applicable, of the related Vendor Agreement.

         "Substitute Lease Contract" shall have the meaning set forth in Section 3.04(b) hereof.

         "Substitution Criterion" shall have the meaning set forth in Section 3.04(b) hereof.

                                    Article 2

                           Acquisition of Lease Assets

         Section 2.01. Authorization and Issuance of Common Stock by the Issuer. Subject to all the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants set forth in this Agreement, the Issuer hereby issues to the Contributor the Common Stock. Such Common Stock shall be issued in the name of, and delivered directly to, the Contributor, and the Contributor hereby agrees to obtain directly from the Issuer such Common Stock, all in accordance with the terms of this Agreement.

         Section 2.02. Lease Acquisition. In return for the Common Stock and other rights created by this Agreement, the Contributor hereby transfers, assigns, sells, grants and contributes, or shall contribute, to the Issuer, without recourse except as provided in Section 3.03 of this Agreement, on the Closing Date or the Subsequent Transfer Date, as the case may be, any and all of the Contributor's respective right, title and interest in and to all of the Lease Assets set forth on Schedule I to the Lease Asset Assignment or the Subsequent Lease Assignment, as the case may be. The Contributor hereby acknowledges that its transfer of the Lease Assets to the Issuer is absolute and irrevocable, without reservation or retention of any interest whatsoever by the Contributor.

         Section 2.03. Assumption of Indebtedness by the Issuer. By the execution of the Lease Assignment Agreement or the Subsequent Lease Assignment Agreement, as applicable, subject to all the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants set forth in this Agreement, on the Closing Date the Issuer hereby agrees to assume the Existing Indebtedness set forth on Schedule II to the Lease Assignment Agreement or the Subsequent Lease Assignment Agreement, as applicable, and the Issuer agrees to pay such Existing Indebtedness with the proceeds of the sale of the Notes simultaneously with the issuance of the Notes.

         'Section 2.04. Delivery of Lease Contracts; Filing of Financing Statements'. (a) In connection with the Issuer's acquisition of the Lease
Assets, the Contributor, on behalf of the Issuer, shall deliver the original Lease Contracts to the Trustee so that the Trustee may retain possession thereof as provided in the Transaction Documents. In addition, the Contributor agrees to record and file prior to the Closing Date or the Subsequent Transfer Date, as the case may be (or within ninety (90) days thereafter with respect to the assignment to the Issuer and thereafter to the Trustee of filings previously made to perfect a security interest in the Equipment), at its own expense, financing statements (and thereafter timely continuation statements with respect to such financing statements) with respect to the applicable Lease Assets, in accordance with Section 3.01(a)(viii) and Section 4.01(c) hereof.

         (b) In connection with each such acquisition, the Contributor shall promptly, at its own expense, cause any Electronic Ledger maintained by it to be marked to show which Lease Assets have been acquired by the Issuer in accordance with this Agreement and transferred by the Issuer to the Trustee in accordance with the Transaction Documents.

         (c) It is the intention of the Contributor and the Issuer that the Issuer is acquiring full and absolute title to the Lease Assets. If it is determined, however, that the Contributor has transferred to the Issuer a security interest in the Lease Assets, then this Agreement shall constitute a security agreement under applicable law and the Contributor does hereby pledge, grant and assign to the Issuer a security interest in the Lease Assets.

         Section 2.05. Servicing of Lease Contracts and Equipment. The Servicer shall service the Lease Contracts and the other Lease Assets for the benefit of the Issuer (and its successors and assigns) in accordance with the terms and conditions of the Transaction Documents. Notwithstanding the foregoing, the Contributor acknowledges and agrees that its obligations under this Agreement are independent of any obligations it may have as Servicer and that its obligations under this Agreement will continue in full force and effect, whether or not it is acting as Servicer, until termination of this Agreement in accordance with Section 6.01 hereof, unless otherwise provided herein.

         Section 2.06. Review of Lease Contracts. If the Contributor or the Trustee (who shall thereupon notify the Contributor and the Issuer) discovers that any Lease Contracts are missing or defective (that is, mutilated, damaged, defaced, incomplete, improperly dated, clearly forged or otherwise physically altered) in any material respect, the Contributor shall correct or cure such omission, defect or other irregularity within thirty (30) days from the date the Contributor discovered such omission or defect, or from the date the Contributor is notified by the Trustee of such omission or defect. In the event the Contributor is unable to correct or cure such omission, defect or irregularity within the thirty (30) day period described in the preceding sentence, the Contributor shall purchase or replace such Lease Contract from the Issuer in accordance with Section 3.03 hereof.

                                    Article 3

                         Representations and Warranties

         Section 3.01. Representations and Warranties of the Contributor. The Contributor hereby makes the following representations and warranties to the Issuer and for the benefit of the Issuer, the Trustee and Holders of the Notes, on which the Issuer relies in acquiring the Lease Assets and on which the Holders rely in purchasing the Notes. Such representations and warranties shall survive any subsequent transfer, assignment, contribution or conveyance of the Lease Contracts, Lease Receivables and the related Equipment and any issuance of Notes.

         (a) As to each Lease Contract, as of the Closing Date with respect to Lease Contracts identified on the Lease Schedule on the Closing Date, and as of the Subsequent Transfer Date with respect to Subsequent Lease Contracts:

                  (i) The information set forth in the Lease Schedule is true and correct as of the related Cut-Off Date.

                  (ii) The Lease Contract is pursuant to its terms an absolute and unconditional obligation of the Customer, non-cancelable and non-prepayable prior to the expiration of the initial term of such Lease Contract; except as set forth in the Disclosure Schedule, such Lease Contract does not provide for the substitution, exchange or addition of any other items of Equipment pursuant to such Lease Contract; and the rights with respect to such Lease Contract are assignable by the lessor thereunder without the consent of any Person. Such Lease Contract is net to the lessor of any maintenance, taxes, insurance or other expenses and contains provisions requiring the Customer to assume all risk of loss or malfunction of the related Equipment.

                  (iii) The Contributor has heretofore provided to the Trustee the sole original counterpart of the Lease Contract, as amended, that constitutes "chattel paper" for purposes of Sections 9-105(1)(b), 9-305 and 9-308 of the UCC and the terms of such Lease Contract has not been amended, waived or modified subsequent to the above being provided to the Trustee, and if another original counterpart of such Lease Contract should subsequently come into the possession of the Contributor, it will also be so provided to the Trustee.

                  (iv) There is only one original executed counterpart of the Lease Contract that constitutes "chattel paper" for purposes of section 9-105(l)(b) and 9-308 of the UCC, and the Electronic Ledgers have been marked as provided in Section 2.04(b) hereof.

                  (v) The Lease Contract was not originated in, nor is it subject to the laws of, any jurisdiction, the laws of which would make unlawful the sale, transfer or assignment of such document under any of the Transaction Documents, including any repurchase in accordance with the Transaction Documents.

                  (vi) The Lease Contract is in full force and effect in accordance with its respective terms and neither the Contributor nor any Customer has or will have suspended or reduced any payments or obligations due or to become due thereunder by reason of a default by the other party to such Lease Contract; as of the related Cut-Off Date, no scheduled payment with respect to such Lease Contract has not been received and remains unpaid for a period of ninety (90) or more days as of the Closing Date or the Subsequent Transfer Date, as the case may be (without regard to advances, if any, made by the Servicer), and there are no proceedings pending, or to the best of the Contributor's knowledge, threatened asserting insolvency of such Customer; there has been no other material default, breach or violation and no event permitting acceleration under such Lease Contract; there are no proceedings pending, or to the best of the Contributor's knowledge, threatened, wherein such Customer or any governmental agency has alleged that such Lease Contract is illegal or unenforceable; and none of the related Scheduled Payments are subject to any set-off or credit of any kind.

                  (vii) The Lease Contract is the valid, binding and legally enforceable obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity.

                  (viii) Within three Business Days of the Closing Date, all actions, filings (including UCC filings) and recordings as are required by the Indenture and that may be necessary to perfect a first priority security interest of the Issuer and the Trustee in, or the contribution by the Contributor to the Issuer of, the Lease Contract, the related Lease Receivables and the related Equipment (except with respect to the security interest in Equipment relating to Lease Contracts which had an initial balance of less than $15,000) being acquired hereunder have been accomplished and are in full force and effect.

                  (ix) The Lease Contract being acquired by the Issuer is identical to one of the form lease contracts attached as Exhibit A hereto, except for such immaterial modifications or deviations from the form lease contract which appear in such Lease Contract or which may appear in a future form Lease Contract of the Contributor, which immaterial modifications or deviations will not have a material adverse effect on the Holders of the Notes.

                  (x) The Lease Contract was originated by the Contributor in the Contributor's ordinary course of business and meets the Contributor's credit rating system. The origination and collection practices used by the Contributor and any third-party originator with respect to such Lease Contract have been in all respects legal, proper, prudent and customary in the equipment leasing and servicing business.

                  (xi) The Equipment related to the Lease Contract was properly delivered to the Customer in good repair, without defects and in satisfactory order and, to the best knowledge of the Contributor, is in proper working order as of the related Cut-Off Date. The related Customer has accepted the Equipment leased to it and, after reasonable opportunity to inspect and test such Equipment, has not notified the Contributor of any defects therein.

                  (xii) The Lease Receivable is under a Lease Contract that has an original term to the last Scheduled Payment Date of not more than eighty (80) months and not less than 1 month, and a Lease Contract may have a remaining term of more than thirty-nine (39) months provided that no more than 39 payments of such Lease Contract are Scheduled Payments.

                  (xiii) The Lease Contract obligates the related Customer to make all Scheduled Payments thereunder in full notwithstanding the collection by the lessor of a security deposit with respect thereto. The calculation of the Implicit Principal Balance of the related Lease Receivable does not include any security deposits or advance payments collected by or on behalf of the Lessor which are applied to Scheduled Payments.

                  (xiv) The Customer does not lease such Equipment to a third party.

                  (xv) All requirements of applicable federal, State and local laws, and regulations thereunder, including, without limitation, usury laws, if any, in respect of the Lease Contract have been complied with in all material respects, and such Lease Contract complied in all material respects at the time it was originated or made and now complies in all material respects with all legal requirements of the jurisdiction in which it was originated.

                  (xvi) With the sole exception of the Customer's right to quiet enjoyment, each Lease Contract is not and will not be subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, whether arising out of transactions concerning such Lease Contract or otherwise, and the operation of any of the terms of such Lease Contract or the exercise by the Contributor or the Customer of any right under such Lease Contract will not render such Lease Contract unenforceable in whole or in part, and no such right of rescission, set-off, counterclaim or defense, including a defense arising out of a breach of the Customer's right of quiet enjoyment of the related Equipment, has been asserted with respect thereto, except that certain rights or defenses may exist under applicable law which, individually or in the aggregate, do not make the remedies available to the Contributor with respect to such Lease Contract inadequate for the practical realization of the benefits provided thereby.

                  (xvii) Each of the Contributor and any third-party originator has duly fulfilled all obligations on the lessor's part to be fulfilled under or in connection with the Lease Contract, including, without limitation, giving any notices or consents necessary to effect the acquisition of the Lease Assets by the Issuer and has done nothing to impair the rights of the Issuer in such Lease Contract or payments with respect thereto.

                  (xviii) The Lease Contract and the related Equipment have not been sold, transferred, assigned or pledged by the Contributor to any Person other than the Issuer (except for such interests in the Lease Assets which shall be terminated on or prior to the Closing Date or the Subsequent Transfer Date), and upon execution and delivery hereof by the Contributor, the assumption by the Issuer of the related Existing Indebtedness and the issuance of the Common Stock by the Issuer to the Contributor, the Issuer will have all of the right, title and interest in and to the Contributor's interest in such Lease Contract, the related Lease Receivables and the related Equipment, free and clear of all liens and encumbrances, except for the interests of the Customer pursuant to such Lease Contract. Such Lease Contract has not been satisfied, subordinated or rescinded.

                  (xix) The Lease Contract requires that the Customer maintain the related Equipment in working condition, reasonable wear and tear excepted, in accordance with the manufacturers' specifications and that the Customer obtain and maintain physical damage insurance covering such Equipment. Insurance coverage required to be maintained by the Customer under such Lease Contract, if any, is of a type customary for the equipment covered thereby and consistent with industry practice for monitoring compliance thereof; such insurance coverage is in full force and effect, provided, however, the Contributor may provide such insurance coverage through its corporate blanket insurance policy, which policy is in full force and effect. With respect to such a Lease Contract, the Contributor has named the Issuer as a "loss payee" on such blanket policy.

                  (xx) The Contributor has no specific knowledge that the Lease Contract will not be fully performed in accordance with its terms.

                  (xxi) No lessee under the Lease Contract is the United States of America or any state or local government thereof or any agency, department or instrumentality of the United States of America or any state or local government thereof.

                  (xxii) [Reserved].

                  (xxiii) The Equipment relating to the Lease Contract is not the subject of any cross-collateralization or other security arrangement unless all lease contracts applicable to such equipment are Lease Contracts and all such collateral for such cross-collateralization or other security arrangement has been pledged by the Contributor to the Issuer pursuant to this Agreement.

                  (xxiv) The Customer has made the first payment (which payment may be an advance payment under such Lease Contract) due under the Lease Contract within the time set forth in such Lease Contract.

                  (xxv) The related Equipment and the related Customer are located in the United States of America, and the related Scheduled Payments are payable in U.S.
         dollars.

                  (xxvi) The related Scheduled Payments were established at the time such Lease Contract was originated.

                  (xxvii) No Customer is an individual person.

                  (xxviii) The related Equipment is located at the location specified in such Lease Contract.

                  (xxix) To the best of the Contributor's knowledge, the Customer has not subleased any of the related Equipment.

                  (xxx) There are no unpaid brokerage or other fees owed to third parties relating to the origination of the Lease Contract.

         (b) As to the aggregate pool of Lease Contracts as of the Closing Date and as of the Subsequent Transfer Date (including those Lease Contracts contributed to the Issuer on such Subsequent Transfer Date):

                  (i) The Implicit Principal Balance of any Lease Receivable, together with the Implicit Principal Balances of any Lease Receivables relating to any Lease Contracts to the same Customer and its Affiliates, shall not account for more than three percent (3%) of the Aggregate Implicit Principal Balance.

                  (ii)  The  Contributor  used  no  selection   procedures  that
         identified the Lease Contracts as being less desirable or valuable than other comparable equipment leases owned by the Contributor.

         (c) As to the Contributor as of the Closing Date and the Subsequent Transfer Date:

                  (i) The Contributor has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Minnesota with corporate power and authority to own its properties and to transact the business in which it is now engaged, and the Contributor is duly qualified to do business in and is in good standing under the laws of each state in which any Equipment or any Customer is located or is not required under applicable law to effect such qualification, except where failure to so qualify would not have a material adverse effect on the ability of the Contributor to perform its obligations under the Transaction Documents or on any of the Lease Contracts, the Lease Receivables or the Equipment or on the ability of the Contributor, the Issuer or the Trustee to realize upon or enforce the same.

                  (ii) The performance of the obligations of the Contributor under this Agreement and the other Transaction Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in any breach of any of the terms or provisions of, or constitute with or without notice, lapse of time or both, a default under the Articles of Incorporation or Bylaws of the Contributor, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Contributor is a party or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance (except the lien created by the Transaction
         Documents) upon any of the property or assets of the Contributor pursuant to the terms of such indenture, mortgage, deed of trust, or other agreement or instrument to which the Contributor is a party or by which the Contributor is bound or to which any of the Contributor's property or assets is subject, nor will such action result in any violation of the provisions of the Contributor's Articles of Incorporation or Bylaws or any statute or any order, rule or regulation of any court or any regulatory authority or other governmental agency or body having jurisdiction over the Contributor or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with or other action of any court, regulatory authority or other governmental agency or body is required for consummation of the transactions contemplated by this Agreement and the other Transaction Documents except such consents, approvals and authorizations which have been obtained or such registrations or qualifications which have been made.

                  (iii) This Agreement and any other Transaction Document to which the Contributor is a party have been duly authorized, executed and delivered by the Contributor by all necessary corporate action and such agreements are the valid and legally binding obligations of the Contributor, enforceable against the Contributor in accordance with their respective terms, subject as to enforcement to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity.

                  (iv) The Contributor Address is the chief executive office, principal place of business and the office where the Contributor keeps its records concerning the Lease Contracts, Lease Receivables and the related Equipment. Except as set forth in the Disclosure Schedule, the Contributor has not used any address other than the Contributor Address in the previous five-year period. The Contributor's legal name is as set forth in this Agreement. Except as set forth in the Disclosure Schedule, the Contributor has not used or done business under any other name in the previous five-year period.

                  (v) The Contributor does not believe, nor does it have any reasonable cause to believe, that it cannot perform each and every covenant contained in this Agreement.

                  (vi) The transactions contemplated by the Transaction Documents are being consummated by the Contributor in furtherance of its ordinary business purposes, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors.

                  (vii) The consideration received by the Contributor pursuant to this Agreement is fair consideration having value reasonably equivalent to or in excess of the value of the performance of the Contributor's obligations hereunder.

                  (viii) Neither on the date of the transactions contemplated by the Transaction Documents or immediately before or after such transactions, nor as a result of the transactions, will the
         Contributor:

                           (A) be  insolvent  such  that the sum of its debts is
                  greater than all of its respective property, at a fair valuation;

                           (B) be engaged in, or about to engage in, business or
                  a transaction for which any property remaining with the Contributor will be an unreasonably small capital or the remaining assets of the Contributor will be unreasonably small in relation to its respective business or the transaction; and

                           (C) have  intended  to incur,  or  believed  it would
                  incur, debts that would be beyond its respective ability to pay as such debts mature or become due. The Contributor's assets and cash flow enable it to meet its present obligations in the ordinary course of business as they become due.

                  (ix) Both immediately before and after the transactions contemplated by the Transaction Documents (a) the present fair salable value of the Contributor's assets was or will be in excess of the amount that will be required to pay its probable liabilities as they then exist and as they become absolute and matured; and (b) the sum of the Contributor's assets was or will be greater than the sum of its debts, valuing its assets at a fair salable value.

                  (x) The acquisition of the Lease Assets by the Issuer pursuant to this Agreement is not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

                  (xi) Except as set forth in the Disclosure Schedule, there are no proceedings or investigations pending or, to the knowledge of the Contributor, threatened against or affecting the Contributor in or before any court, governmental authority or agency or arbitration board or tribunal (including, but not limited to, any such proceeding or investigation with respect to any environmental or other liability resulting from the ownership or use of any of the related Equipment) which, individually or in the aggregate, involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Contributor, or the ability of the Contributor to perform its obligations under this Agreement or the other Transaction Documents. The Contributor is not in default with respect to any order of any court, governmental authority or agency or arbitration board or tribunal.

                  (xii) All tax returns or extensions required to be filed by the Contributor in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon the Contributor, or upon any of the respective properties, income or franchises shown to be due and payable on such returns have been, or will be, paid. All such tax returns are true and correct and the Contributor has no knowledge of any proposed additional tax assessment against it in any material amount nor of any basis therefor. The provisions for taxes on the books of the Contributor are in accordance with generally accepted accounting principles.

                  (xiii) The Contributor (a) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject,
         (b) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, and (c) except as set forth in the Disclosure Schedule is not in violation in any material respect of any term of any agreement, charter instrument, bylaw or instrument to which it is a party or by which it may be bound, which violation or failure to obtain as set forth in items (a)-(c) might materially adversely affect the business or condition (financial or otherwise) of the Contributor.

                  (xiv) The Contributor and the Issuer are members of an affiliated group, within the meaning of Section 1504 of the Code, which has filed and will continue to file a consolidated federal income tax return until termination of the Transaction Documents, and the Contributor and the Issuer shall each pay their pro rata share of all taxes shown thereon.

                  (xv) It is the intention of the Contributor that the Lease Assets are being or have been acquired by the Issuer and that the beneficial interest in and title to the Lease Assets are not part of the Contributor's estate in the event of the filing of a bankruptcy petition by or against the Contributor under any bankruptcy law.

                  (xvi) Immediately prior to the acquisition of the Lease Assets by the Issuer pursuant to this Agreement, the Contributor was the sole owner of such Lease Assets at such time and had good and marketable title thereto, free and clear of all liens, claims and encumbrances (except for the Lease Acquisition Consideration and security interests in the Lease Assets which shall be terminated on or prior to the Closing Date or the Subsequent Transfer Date, as the case may be); and the acquisition of the Lease Assets by the Issuer does not violate the terms or provisions of any Lease Contract or applicable Vendor Agreement.

                  (xvii)  Upon  the   issuance  of  the  Common   Stock  to  the
         Contributor in accordance with the terms of this Agreement, the Contributor will be the registered owner of all of the issued and outstanding common stock of the Issuer, all of which Common Stock will be validly issued, fully paid and nonassessable and owned of record, free and clear of all mortgages, assignments, pledges, security interests, warrants, options and rights to purchase.

                  (xviii) The Contributor will treat the transfer of the Lease Assets as a contribution to the Issuer for federal, State and local income tax reporting and accounting purposes.

                  (xix) The transfer of the Lease Assets pursuant to this Agreement constitutes the valid transfer by the Contributor to the Issuer of all of the Contributor's right, title and interest in the Lease Assets.

                  (xx)  The   Contributor   has  valid   business   reasons  for
         contributing the Lease Assets to the Issuer pursuant to this Agreement rather than obtaining a Loan secured by the Lease Assets.

                  (xxi) The Contributor will be operated generally so as to not be substantively consolidated with the Issuer.

                  (xxii) No event has occurred that adversely affects the Contributor's ability to perform the transactions contemplated by the Transaction Documents.

                  (xxiii) Each pension plan or profit sharing plan to which the Contributor is a party has been fully funded in accordance with the obligations of the Contributor as set forth in such plan.

         Section 3.02. Representations and Warranties of the Issuer. The Issuer hereby makes the following representations and warranties for the benefit of the Trustee and Holders of the Notes, on which the Contributor relies in entering into this Agreement with the Issuer and on which the Holders of the Notes rely in purchasing the Notes; such representations and warranties speak as of the Closing Date and the Subsequent Transfer Date unless otherwise indicated, but shall survive any subsequent transfer, assignment, contribution or conveyance of the Lease Assets or any part thereof:

                  (a) The Issuer has been duly organized and is validly existing in good standing as a corporation under the laws of the State of Minnesota, with corporate power and authority to own its properties, perform its obligations under the Transaction Documents and to transact the business in which it is now engaged or in which it proposes to engage; the Issuer is duly qualified to do business and is in good standing in each state in which the nature of its business requires it to be so qualified, except where failure to so qualify would not have a material adverse effect on the ability of the Issuer to perform its obligations under the Transaction Documents.

                  (b) The transfer to and receipt by the Issuer of the Contributor's interest in the Lease Contracts, the Lease Receivables and the related Equipment pursuant to this Agreement and the consummation of the transactions contemplated herein and in the Transaction Documents will not conflict with or result in breach of any of the terms or provisions of, or constitute (with or without notice, lapse of time or both) a default under the Articles of Incorporation or Bylaws of the Issuer or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Issuer is a party or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance (except for the lien created by the Indenture) upon any of the property or assets of the Issuer pursuant to the terms of, such indenture, mortgage, deed of trust, or other agreement or instrument to which the Issuer is a party or by which it is bound or to which any of the property or assets of the Issuer is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Issuer or any statute or any order, rule or regulation of any court or regulatory authority or other governmental agency or body having jurisdiction over the Issuer or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with or other action of any court, regulatory authority or other governmental agency or body is required for the acquisition of the Lease Assets hereunder.

                  (c) The Transaction Documents to which the Issuer is a party have been duly authorized, executed and delivered by the Issuer by all necessary corporate action and constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of equity or law.

                  (d) There are no proceedings or investigations to which the Issuer is a party pending or, to the knowledge of the Issuer, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (a) asserting the invalidity of this Agreement, (b) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, or (c) seeking any determination or ruling that would materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of, this Agreement.

                  (e) All approvals, authorizations, consents, orders or other actions of any Person or of any court, governmental agency or body or official, required in connection with the execution and delivery of this Agreement, have been or will be taken or obtained on or prior to the Closing Date.

                  (f) The Issuer Address is the principal place of business and chief executive office of the Issuer.

         Section 3.03. Purchase or Substitution Required upon Breach of Certain Representations and Warranties. Upon discovery by the Contributor or the Issuer of the breach of any representations or warranties set forth in Section 3.01 or
3.02 hereof which materially and adversely affects the value of a Lease Contract, Lease Receivable, the related Equipment, or the interests of the Holders of the Notes, or a breach of any of the representations and warranties set forth in Sections 3.01(a)(ii), 3.01(a)(v), 3.01(a)(vii) or 3.01(a)(xviii) hereof, the party discovering such breach shall give prompt written notice to the other party. The Contributor shall, within thirty (30) days from the date the Contributor was notified of, or otherwise discovers, such breach, cure such breach, or, (1) if the breach relates to a particular Lease Contract and is not cured, either (a) purchase the Issuer's interest in such Lease Contract and the related Lease Receivable from the Issuer at the Purchase Price or (b) provide a Substitute Lease Contract or (2) if the breach relates to a representation or warranty set forth in Section 3.01(b) as a whole and is not cured by the Contributor, either (a) purchase the Issuer's interest in such non-conforming Lease Contracts and the related Lease Receivables from the Issuer or (b) provide Substitute Lease Contracts as set forth above, so that the representations and warranties with respect to the selection criteria are correct, as evidenced by a certificate of an officer of the Contributor to the Trustee. The Purchase Price for a purchased Lease Contract shall be paid, and any Substitute Lease Contract shall be delivered, by the Contributor to the Issuer in accordance with Section 3.04(c) hereof. It is understood and agreed that the obligation of the Contributor to cure or purchase or replace any Lease Contract as to which such a breach has occurred shall constitute the sole remedy respecting such breach available to the Issuer, the Holders of Notes or the Trustee on behalf of such Holders (except for any indemnities provided under Section 4.01(j) hereof or under the Indenture) for any losses, claims, damages and liabilities arising from the Issuer's interest in such Lease Contract or the inclusion of the Issuer's interest in such Lease Contract in the Trust Estate.

         Section 3.04. Requirements for Purchase or Substitution of Lease Contracts. (a) If the Contributor is required to purchase the Issuer's interest in any Lease Contract and the related Lease Receivables under Section 3.03 hereof or if the Issuer is required or elects to purchase the Trustee's interest in any Lease Contract and the related Lease Receivables under Section 3.10 of the Servicing Agreement, such Lease Contract and related Lease Receivables shall be purchased by the Contributor at the Purchase Price. All purchases shall be accomplished at the times specified in subsection (c) below.

         (b) If the Contributor is required to substitute any Lease Contract under Section 3.03 hereof, or if the Issuer is required or elects to substitute the Issuer's interest in any Lease Contract and the related Lease Receivable under Section 3.10 of the Servicing Agreement (a "Substitute Lease Contract"), each such Substitute Lease Contract shall (i) be an Eligible Lease Contract;
(ii) be with respect to types of Equipment represented in the pool of Lease Contracts delivered on the date the Substitute Lease Contract is conveyed to the Issuer, and have Customers in the industries represented in the pool of Lease Contracts on such date; (iii) be with a Customer whose credit is equal to or better than that of the Customer under the withdrawn Lease Contract; (iv) be written  on one of the  standard  lease  forms  attached  as  Exhibit  A to this
Agreement; (v) be accompanied by (A) a supplement to this Agreement substantially in the form of Annex A hereto subjecting such Lease Contract to the provisions hereof and providing with respect to such Substitute Lease Contract the information required in the Lease Schedule and (B) evidence of the UCC filings required as set forth in the Indenture; and (vi) not have been selected using procedures that identified the Lease Contracts as being less desirable or valuable than other comparable equipment leases owned by the Contributor. In addition, (i) such Substitute Lease Contracts shall have an Implicit Principal Balance calculated as of the date of substitution at least equal to the Implicit Principal Balance of the Lease Contracts being withdrawn (the "Substitution Criterion") and (ii) the representations and warranties set forth in Sections 3.01 and 3.02 shall be true and correct with respect to such Substitute Lease Contract and the aggregate pool of Lease Contracts as of the date such Substitute Lease Contract is conveyed to the Issuer.

         A Substitute Lease Contract may have scheduled payments that are due after the last day of the month preceding the Stated Maturity of the Notes, but such payments shall not be counted in any Implicit Principal Balance computation. Upon a substitution as described in this Section 3.04(b), the Contributor shall also pay any past due lease payments not received through the Calculation Date preceding the date on which the substitution occurs. Upon the substitution of any Substitute Lease Contract pursuant to the provisions of this
Section 3.04(b), the Contributor hereby agrees that such Substitute Lease Contract will be subject to all the terms and provisions of this Agreement, the Servicing Agreement and the Indenture just as if such Substitute Lease Contract had been one of the original Lease Contracts acquired on the Closing Date. Upon the substitution of a Substitute Lease Contract pursuant to this Section 3.04(b), the Issuer and the Contributor shall also comply with the provisions and limitations set forth in the Indenture. All substitutions shall be accomplished at the time specified in subsection (c) below.

         (c) Any purchase or substitution of a Lease Contract by the Contributor in accordance with Section 3.03 hereof or this Section 3.04 or by the Issuer under Section 3.10 of the Servicing Agreement shall be made either by remittance of the Purchase Price to the Servicer for deposit into the Collection Account in accordance with Section 3.03(a) of the Servicing Agreement or by substitution of a Substitute Lease Contract, as applicable, within one Business Day following the expiration of the cure period set forth in Section 3.03 hereof.

         (d) Any voluntary purchase or substitution of a Lease Contract by the Issuer pursuant to the terms of the Servicing Agreement or Indenture in the event of a default, delinquency or modification with respect to such Lease Contract shall satisfy the same requirements for a purchase or substitution, as the case may be, as are set forth in this Section 3.04.

                                    Article 4

                                    Covenants

         Section 4.01. Contributor Covenants. The Contributor hereby covenants and agrees with the Issuer as follows:

         (a) Except as hereinafter provided, the Contributor will keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Lease Contracts and to perform its duties hereunder. Any person into which the Contributor may be merged or consolidated, or to whom the Contributor has sold substantially all of its assets, or any corporation resulting from any merger, conversion or consolidation to which the Contributor shall be a party, or any Person succeeding to the business of the Contributor shall be the successor of the Contributor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that (v) the Contributor shall have obtained the prior written consent of the Holders of at least a majority in principal amount of the Notes, (w) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01(c) hereof shall have been breached, (x) such successor executes an agreement of assumption, in form reasonably satisfactory to the Trustee, to perform every obligation under this Agreement, (y) the Contributor shall have delivered to the Issuer a certificate of an officer of the Contributor and an Opinion of Counsel each stating that such consolidation, merger, or succession and such agreement of assumption complies with this Section 4.01 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Contributor shall have delivered to the Issuer an Opinion of Counsel either (1) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer in the Lease Contracts and reciting the details of such filings, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

         (b) Neither the Contributor nor any of the directors, officers, employees or agents of the Contributor shall be under any liability to the Issuer, the Trustee or the Holders of Notes for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment not involving recklessness or gross negligence; provided, however, that this provision shall not protect the Contributor against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Contributor, and any director, officer, employee or agent of the Contributor, may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Contributor shall not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its obligations as the contributor of the Lease Assets under this Agreement and that in its opinion may involve it in any expense or liability.

         (c) The Contributor will from time to time, at its own expense, execute and file such additional financing statements (including continuation statements) as may be necessary to preserve the security interests and liens described in Section 3.01(a)(viii) hereof and are reasonably satisfactory in form and substance to the Issuer.

         (d) The Contributor will not change its name, identity or corporate structure in any manner that would, could, or might make any financing statement or continuation statement misleading within the meaning of section 9-402(7) of the UCC, unless it shall have given the Issuer and the Trustee at least thirty
(30) days' prior written notice thereof.

         (e) The Contributor will give the Issuer and the Trustee at least thirty (30) days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement.

         (f) The Contributor will duly fulfill all obligations on its part to be fulfilled under or in connection with each Lease Contract, will not change or modify the terms of the Lease Contracts except as expressly permitted by the terms of the Transaction Documents and will do nothing to impair the rights of the Issuer or the Trustee in the Lease Assets. In the event that the rights of the Contributor under any Lease Contract, any guaranty of the related Customer's obligations under any Lease Contract, or any Insurance Policy are not assignable to the Issuer, the Contributor will enforce such rights on behalf of the Issuer.

         (g) The Contributor will comply, in all material respects, with all material acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Lease Assets or any part thereof; provided, however, that the Contributor may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the Issuer or the Trustee in the Lease Assets.

         (h) The Contributor will advise the Issuer and the Trustee promptly, in reasonable detail, of the occurrence of any breach by the Contributor following discovery by the Contributor of such breach of any of its representations, warranties and covenants contained herein.

         (i) The Contributor will execute or endorse, acknowledge, and deliver to the Issuer and the Trustee from time to time such schedules, confirmatory assignments, conveyances, and other reassurances or instruments and take such further similar actions relating to the Lease Assets, and the rights covered by the Transaction Documents, as the Issuer or the Trustee may reasonably request to preserve and maintain title to the Lease Assets and the rights of the Trustee and the Holders of Notes therein against the claims of all persons and parties.

         (j) The Contributor agrees to indemnify, defend and hold the Issuer harmless from and against any and all loss, liability, damage, judgment, claim, deficiency or expense (including interest, penalties, reasonable attorney's fees and amounts paid in settlement) that is caused by (i) a material breach at any time by the Contributor of its representations, warranties and covenants contained in Section 3.01 hereof or this

         Section 4.01 or (ii) any material information furnished by the Contributor which is set forth in any schedule delivered hereunder, being untrue in any material respect when any such representation was made or schedule delivered, provided that the Contributor shall not have any liability with respect to a representation or warranty as to any specific Lease Contract, Lease Receivable or related Equipment other than to purchase such Lease Contract or substitute for such Lease Contract in accordance with Section 3.03 hereof unless such breach of representation or warranty is the result of the Contributor's fraud, gross negligence, bad faith or willful misconduct. The Contributor shall also indemnify the Trustee and the Servicer for any cost or expenses incurred by them in the enforcement of this Agreement. The obligations of the Contributor under this Section 4.01(j) shall be considered to have been relied upon by the Issuer and shall survive the execution, delivery and performance of this Agreement, regardless of any investigation made by or on behalf of the Issuer, until termination of the Indenture. If the Contributor has made any indemnity payments pursuant to this Section 4.01(j) and thereafter the recipient collects any of such amounts from others, such party will promptly repay the amount collected to the Contributor, without interest.

         (k)  The  Contributor   will  do  nothing  to  disturb  or  impair  the
acquisition hereunder by the Issuer of all of the Contributor's right, title and interest in the Lease Assets.

         (l) The Contributor (i) will (A) maintain its books and records separate from the books and records of the Issuer and (B) maintain bank accounts separate from those of the Issuer and (ii) will not (x) take any action that would cause the dissolution or liquidation of the Issuer, (y) guarantee (directly or indirectly), endorse or otherwise become contingently liable (directly or indirectly) for the obligations of the Issuer or (iii) institute against the Issuer, or join any other person in instituting against the Issuer, any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar laws. This subsection (1) shall survive termination of this Agreement.

         (m) The Contributor shall notify the Issuer and the Trustee promptly after becoming aware of any Lien on any Lease Asset.

         (n) On each date as of which the Contributor substitutes a Substitute Lease Contract in accordance with Section 3.03 hereof, the Contributor shall provide to the Issuer a supplement to this Agreement substantially in the form of Annex A hereto subjecting such Lease Contract to the provisions hereof and providing with respect to such Substitute Lease Contract the information required in the Lease Schedule.

         (o) The annual financial statements of the Contributor will disclose the effects of the transactions contemplated by the Transaction Documents in accordance with generally accepted accounting principles. The financial statements of the Contributor and the Issuer will also disclose that the assets of the Issuer are not available to pay creditors of the Contributor. The resolutions, agreements and other instruments underlying the Transaction Documents will be continuously maintained by the Contributor as official records.

         (p) The affiliated group of which the Contributor is a member within the meaning of Section 1504 of the Code shall treat the Lease Assets as owned by the Issuer for federal, State and local income tax purposes and shall include in the computation of the Issuer's gross income for such purposes any of the Issuer's income from the Lease Assets.

         (q) The Contributor will, at its own cost and expense, (i) retain the Electronic Ledger as a master record of the Lease Contracts, Lease Receivables and related Equipment and copies of all documents relating to each Lease Contract (other than the original executed Lease Contracts) as custodian for the Issuer and other Persons, if any, with interests in the Lease Contracts, Lease
Receivables and related Equipment and (ii) mark the Lease Contracts, Lease Receivables and the Electronic Ledger to the effect that the Lease Contracts, Lease Receivables and the related Equipment have been acquired by the Issuer and that such Lease Contracts, Lease Receivables and the related Equipment have been pledged, transferred and assigned to the Trustee by the Issuer pursuant to the Indenture.

         (r) The Contributor will perform the transactions contemplated by this Agreement in a manner that is consistent with the Issuer's ownership interest in the Lease Assets. The Contributor will respond to all third party inquiries confirming the transfer of the Lease Assets to the Issuer.

         (s) The Contributor shall immediately transfer to the Trustee for deposit in the Collection Account any payment it receives relating to the Lease Assets.

         (t) If the Contributor shall, after the Closing Date, own or service a lease that is cross-collateralized with a Lease Contract, and the Contributor forecloses on the collateral relating to such lease, the Contributor shall repurchase such Lease Contract as if one of the representations and warranties set forth in Section 3.01 had been breached.

         (u) The Contributor will not sell or otherwise transfer the stock of the Issuer to any other Person, nor will it merge or consolidate with the Issuer or allow the Issuer to be merged into or consolidated with any Person without the consent of the holders of a majority in principal amount of the Notes Outstanding.

         Section 4.02. Issuer Covenants. The Issuer hereby covenants and agrees with the Contributor as follows:

         (a) The Issuer hereby acknowledges and agrees that its rights in the related Equipment are expressly subject to the rights of the related Customers in such Equipment pursuant to the applicable Lease Contract. The Issuer covenants and agrees that, so long as a Customer shall not be in default of any of the provisions of the applicable Lease Contract, neither the Issuer nor any assignee of the Issuer will disturb the Customer's quiet and peaceful possession of the related Equipment and the Customer's unrestricted use thereof for its intended purpose.

         (b) On each date as of which any interest in the Lease Contracts are to be purchased or replaced by the Contributor pursuant to Section 3.03 hereof, the Issuer shall submit to the Contributor an instrument of assignment assigning the Issuer's interest in such Lease Contract, Lease Receivable and the related Equipment to the Contributor, signed by the president, senior vice president or any vice president of the Issuer. Each such assignment shall operate as an assignment, without recourse, representation, or warranty, to the Contributor of all of the Issuer's right, title, and interest in and to such Lease Contract, Lease Receivable, related Equipment and any security documents relating thereto, such assignment being an assignment outright and not for security, and upon payment of the Purchase Price or delivery of a Substitute Lease Contract, the Contributor will thereupon own such interest in the Lease Contract, Lease Receivable and all such security and documents, free of any further obligation to the Issuer with respect thereto. If in any enforcement suit or legal proceeding it is held that the Contributor may not enforce a Lease Contract on the ground that it is not a real party in interest or holder entitled to enforce the Lease Contract, the Issuer shall, at the Issuer's expense, take such steps as the Issuer deems necessary to enforce the Contract, including bringing suit in the Issuer's name.

         (c) The Issuer warrants that, except as contemplated by the Transaction Documents, it will have ownership of the Equipment and that it will warrant and defend title to the Equipment against all Persons, claims and demands whatsoever. The Issuer shall not assign, sell, pledge, or exchange, or in any way encumber or otherwise dispose of the Equipment, except as contemplated by or permitted under the Transaction Documents.

         Section 4.03. Assignment of Lease Assets. The Contributor understands that the Issuer will assign to and grant to the Trustee a security interest in the Lease Assets. The Contributor consents to such assignments and grants and further agrees that all representations, warranties, covenants and agreements the Contributor made herein shall also be for the benefit of and inure to the Issuer, the Trustee and all Holders from time to time of the Notes.

                                    Article 5

                              Conditions Precedent

         Section 5.01. Conditions to the Issuer's Obligations. The obligations of the Issuer to execute and deliver the Lease Asset Assignment to the Contributor on the Closing Date pursuant to, and perform its obligations pursuant to, this Agreement shall be subject to the satisfaction of the following conditions:

         (a) All representations and warranties of the Contributor contained in Sections 3.01(b) and 3.01(c) hereof and all information provided in the Lease Schedule shall be true and correct on the Closing Date, with the same effect as though such representations and warranties had been made on such date, and the Contributor shall have delivered to the Issuer, the Trustee and each original purchaser of Notes an Officer's Certificate to such effect;

         (b) All representations and warranties of the Contributor  contained in
Section 3.01(a) hereof shall be true and correct on the Closing Date with respect to the Lease Contracts listed on the Lease Schedule, with the same effect as though such representations and warranties had been made on such date, and the Contributor shall have delivered to the Issuer, the Trustee and each original purchaser of Notes an Officer's Certificate to such effect;

         (c) The Contributor shall have delivered all other information theretofore required or reasonably requested by the Issuer to be delivered by the Contributor hereunder, duly certified by an officer of the Contributor, and the Contributor shall have substantially performed all other obligations required to be performed as of the Closing Date by the provisions of this Agreement;

         (d) On or prior to the Closing Date, the Contributor shall have delivered the Lease Contracts identified in the Lease Schedule to the Trustee and, subject to Section 2.04 hereof, there shall have been made all filings, recordings and/or registrations, and there shall have been given, or taken, any notice or any other similar action, as may be necessary in the opinion of the Issuer, in order to establish and preserve the right, title and interest of the Issuer in such Lease Contracts and the other Lease Assets;

         (e) On or before the Closing Date, the Issuer, the Servicer and the Trustee shall have entered into the Servicing Agreement;

         (f) The Notes shall be issued and sold on the Closing Date, and the Issuer shall receive the full consideration due it upon the issuance of the Notes, the Issuer shall have applied such consideration, to the extent necessary, to pay the related Existing Indebtedness; and

         (g) The Contributor shall have executed and delivered the Lease Asset Assignment.

         Section 5.02. Conditions to the Contributor's Obligations. The obligations of the Contributor to execute and deliver to the Issuer the Lease Asset Assignment, and perform it obligations pursuant to, this Agreement on the Closing Date shall be subject to the satisfaction of the following conditions:

         (a) All representations and warranties of the Issuer contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date;

         (b) The Issuer shall have executed and delivered the Lease Asset Assignment; and

         (c) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Contributor, and the Contributor shall have received from the Issuer copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Contributor may reasonably have requested.

         Section 5.03. Issuer's Conditions to any Subsequent Transfer. If the Issuer elects to execute and deliver the Subsequent Lease Asset Assignment to the Contributor on the Subsequent Transfer Date, such election shall be subject to the satisfaction of the following conditions:

         (a) The Contributor shall have provided the Trustee, the Issuer, the Placement Agent and the Servicer with prior written notice of the conveyance of Subsequent Lease Contracts, the related Subsequent Lease Receivables and the related Equipment and shall have provided any information reasonably requested by any of the foregoing with respect to such Subsequent Lease Contract, such Subsequent Lease Receivables and such Equipment;

         (b) The Funding Period shall not have terminated;

         (c) All representations and warranties of the Contributor contained in Sections 3.01(b) and 3.01(c) hereof and all information provided in the Lease Schedule shall be true and correct on such Subsequent Transfer Date, with the same effect as though such representations and warranties had been made on such date, and the Contributor shall have delivered to the Issuer, the Trustee and each Holder of Notes an Officer's Certificate to such effect;

         (d) All representations and warranties of the Contributor  contained in
Section 3.01(a) hereof shall be true and correct on such Subsequent Transfer Date with respect to the Subsequent Lease Contracts listed on the related Lease Contract Schedule, with the same effect as though such representations and warranties had been made on such date, and the Contributor shall have delivered to the Issuer, the Trustee and each Holder of Notes an Officer's Certificate to such effect;

         (e) The Contributor shall have delivered all other information theretofore required or reasonably requested by the Issuer to be delivered by the Contributor hereunder, duly certified by an officer of the Contributor, and the Contributor shall have substantially performed all other obligations required to be performed as of such Subsequent Transfer Date by the provisions of this Agreement;

         (f) On or prior to such Subsequent Transfer Date, the Contributor shall have delivered the Subsequent Lease Contracts identified in Schedule I to the Subsequent Lease Asset Assignment to the Trustee and, subject to Section 2.04 hereof, there shall have been made all filings, recordings and/or registrations, and there shall have been given, or taken, any notice or any other similar action as may be necessary in the opinion of the Issuer, in order to establish and preserve the right, title and interest of the Issuer in such Subsequent Lease Contracts and the other Lease Assets;

         (g) The Issuer shall have caused the Trustee to pay, out of the Pre-Funding Account, the amount set forth in Section 12.03(d) of the Indenture;

         (h) The Contributor shall have executed and delivered the Subsequent Lease Asset Assignment;

         (i) There shall not be a continuing Event of Default, Servicer Event of Default or a default under this Agreement.

         Section 5.04. Contributor's Conditions to any Subsequent Transfer. If the Contributor elects to execute and deliver to the Issuer the Subsequent Lease Asset Assignment, such election shall be subject to the satisfaction of the following conditions:

         (a) All representations and warranties of the Issuer contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date;

         (b) The Issuer shall have executed and delivered the Subsequent Lease Asset Assignment; and

         (c) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Contributor, and the Contributor shall have received from the Issuer copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Contributor may reasonably have requested.

                                    Article 6

                              Term and Termination

         Section 6.01. Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the later of (i) payment with respect to the last Lease Asset or (ii) termination of the Indenture.

         Section 6.02. Default by the Contributor. If the Contributor shall be in default under this Agreement and such default shall not have been cured for a period of sixty (60) days, or if the Contributor shall become insolvent or make an assignment for the benefit of its creditors or have a receiver appointed for all or substantially all of its properties, or if any proceedings commenced, or consented to, by the Contributor are not stayed or dismissed within ninety (90) days after being commenced against the Contributor under any bankruptcy, insolvency or other law for the relief of debtors, the Issuer shall have the right, in addition to any other rights it may have under any applicable law, to terminate this Agreement upon thirty (30) days' prior written notice to the Contributor; provided that any termination of this Agreement shall not release the Contributor from any obligation under this Agreement.

                                    Article 7

                                  Miscellaneous

         Section 7.01. Amendments. This Agreement and the rights and obligations of the parties hereunder may not be changed orally but only by an instrument in writing signed by the party against which enforcement is sought. This Agreement may be amended by the Issuer and the Contributor only with the prior written consent of the Trustee.

         Section 7.02. Governing Law. This Agreement shall be construed in accordance with the internal laws of the State of Minnesota, without regard to choice of law principles.

         Section 7.03. Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered personally, mailed by registered or certified United States mail, postage prepaid, or sent via overnight air courier or facsimile communication and addressed, in the case of the Contributor, to the Contributor Address, and in the case of the Issuer, to the Issuer Address. All notices and demands shall be deemed to have been given either at the time of the delivery thereof to any officer of the Person entitled to receive such notices and demands at the address of such Person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be. Any Person may change the address for notices hereunder by giving notice of such change to the other Person.

         Section 7.04. Separability Clause. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 7.05. Assignment. Except as provided in Section 4.01(a), this Agreement may not be assigned or delegated by the Contributor without the prior written consent of the Issuer and the Trustee and may not be assigned or delegated by the Issuer without the prior written consent of the Contributor and Trustee.

         Section 7.06. Further Assurances. Each of the Contributor and the Issuer agrees to do such further acts and things and to execute and deliver to the Trustee such additional assignments, agreements, powers and instruments as are required by the Trustee to carry into effect the purposes of this Agreement or to better assure and confirm unto the Trustee or the Holders of the Notes their rights, powers or remedies hereunder. If any Customer shall be in default under any Lease Contract, upon reasonable request from the Servicer, the Contributor will take all reasonable steps to assist in enforcing such Lease Contract and preserving and maintaining title to the Lease Assets and the rights of the Trustee and the Holders of the Notes therein against the claims of all persons and parties to the extent the Contributor is capable of performing such requested steps and the Servicer reasonably determines that the assistance of the Contributor is necessary to effect the intent and purposes hereof.

         Section 7.07. No Waivers; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Issuer or the Contributor, any right, remedy, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

         Section 7.08. Binding Effect; Third Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Holders of Outstanding Notes, and their respective successors and permitted assigns.

         Section 7.09. Set-Off. (a) The Contributor hereby irrevocably and unconditionally waives all right of set-off that it may have under contract (including this Agreement), applicable law or otherwise with respect to any funds or monies of the Issuer at any time held by or in the possession of the Contributor.

         (b) The Issuer shall have the right to set-off against the Contributor any amounts to which the Contributor may be entitled and to apply such amounts to any claims the Issuer may have against the Contributor from time to time under this Agreement. Upon any such set-off the Issuer shall give notice of the amount thereof and the reasons therefor.

         Section 7.10. Counterparts. This Agreement may be executed in one or more counterparts all of which together shall constitute one original document.

         In WITNESS WHEREOF, the Contributor and the Issuer have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date and year first above written.

                                      Sunrise Leasing Corporation,
                                             Contributor

                                      By       /s/ Barry J. Schwach
                                      Name:    Barry  J. Schwach
                                      Title:   Chief Financial Officer

                                      Sunrise Funding Corporation I,
                                                 Issuer

                                      By       /s/ R. Bradley Pike
                                      Name:    R. Bradley Pike
                                      Title:   President